UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2009

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Extension of Existing Credit Agreement

On August 24, 2009, Deltek, Inc. (the “Company”) completed the amendment of its existing credit agreement. Under the amended and restated credit agreement, the maturity of $22.5 million of the Company’s current revolving credit facility and approximately $129.4 million of the Company’s existing term loans was extended to April 22, 2013. The remaining $7.5 million of the Company’s current revolving credit facility will expire on April 22, 2010, and approximately $50.2 million of the Company’s existing term loans will mature on April 22, 2011. There currently are no borrowings outstanding under the revolving credit facility.

For the revolving credit facility and term loans that were extended to April 22, 2013, the Company will pay an interest rate equal to LIBOR plus 4.25%, with a LIBOR floor of 2.00%. In addition, the Company will pay an annual fee equal to 0.75% of the undrawn portion on the revolving credit facility that was extended to April 22, 2013.

The amended and restated credit agreement also modified certain covenants and definitions to provide the Company with additional flexibility on a going-forward basis.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amendment and Restatement Agreement, dated August 24, 2009, by and among Deltek, Inc., as borrower, the lender signatories thereto and Credit Suisse, as lender, lead arranger and administrative agent
99.2	Amended and Restated Credit Agreement, dated August 24, 2009, by and among Deltek, Inc., as borrower, the lender signatories thereto and Credit Suisse, as lender, lead arranger and administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	Amendment and Restatement Agreement, dated August 24, 2009, by and among Deltek, Inc., as borrower, the lender signatories thereto and Credit Suisse, as lender, lead arranger and administrative agent

99.2	Amended and Restated Credit Agreement, dated August 24, 2009, by and among Deltek, Inc., as borrower, the lender signatories thereto and Credit Suisse, as lender, lead arranger and administrative agent

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